                                                             EXHIBIT (h)(16)(b)

                                AMENDMENT NO. 1
                                      TO
                            PARTICIPATION AGREEMENT

The United States Life Insurance Company in the City of New York, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated October 2, 2000, by doing the following:

      Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment No. 1 be effective as of __________ , 2003.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

By:
         -------------------------
Name:
         -------------------------
Title:
         -------------------------

VARIABLE INSURANCE PRODUCTS FUND

By:
     -------------------------
     Maria Dwyer
     Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:
     -------------------------
     Mike Kellogg
     Executive Vice President

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                                  Schedule A
                  Separate Accounts and Associated Contracts
                            (As of ________, 2003)

             Name of Separate Account
             and Date Established by    Policy Form Numbers of Contracts
             Board of Directors         Funded By Separate Account
             ------------------------   --------------------------

             The United States Life
             Insurance Company          97600N
             In the City of New York    99206N
             Separate Account USL VL-R  02600N
             (August 8, 1997)           01206N
                                        00600N

             The United States Life
             Insurance Company           ____N
             In the City of New York
             Separate Account USL VA-R
             (August 8, 1997)